UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934
HOME BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Arkansas	71-0682831
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
719 Harkrider, Suite 100
Conway, Arkansas 72032
(Address, including zip code, of principal executive office)
(501) 328-4757
(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act: None
Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.01 per share

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
          Some of our statements contained in this registration statement are “forward-looking statements.” Forward-looking statements relate to future events or our future financial performance and include statements about the competitiveness of the banking industry, potential regulatory obligations, our entrance and expansion into other markets, our other business strategies and other statements that are not historical facts. Forward-looking statements are not guarantees of performance or results. When we use words like “may,” “plan,” “contemplate,” “anticipate,” “believe,” “intend,” “continue,” “expect,” “project,” “predict,” “estimate,” “could,” “should,” “would,” and similar expressions, you should consider them as identifying forward-looking statements, although we may use other phrasing. These forward-looking statements involve risks and uncertainties and are based on our beliefs and assumptions, and on the information available to us at the time that these disclosures were prepared. These forward-looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, but not limited to, the following:
•	the effects of future economic conditions, including inflation or a decrease in residential housing values;

•	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

•	the risks of changes in interest rates or the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

•	the effects of terrorism and efforts to combat it;

•	credit risks;

•	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in our market area and elsewhere, including institutions operating regionally, nationally and internationally, together with competitors offering banking products and services by mail, telephone and the Internet;

•	the effect of any mergers, acquisitions or other transactions to which we or our subsidiaries may from time to time be a party, including our ability to successfully integrate any businesses that we acquire; and

•	the failure of assumptions underlying the establishment of our allowance for loan losses.
          All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this Cautionary Note. Our actual results may differ significantly from those we discuss in these forward-looking statements. For other factors, risks and uncertainties that could cause our actual results to differ materially from estimates and projections contained in these forward-looking statements, see “Item 1A. Risk Factors” of this registration statement.

     Item 1. Business.
          The information required by this item is contained under the sections “Summary,” “Business,” and “Where You Can Find More Information” of the registration statement on Form S-1 (File No. 333-132427) as amended (the “Registration Statement”), filed as an exhibit hereto. Those sections are incorporated herein by reference.
     Item 1A. Risk Factors.
          The information required by this item is contained under the section “Risk Factors” of the Registration Statement. That section is incorporated herein by reference.
     Item 2. Financial Information.
          The information required by this item is contained under the sections “Summary Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Registration Statement. Those sections are incorporated herein by reference.
     Item 3. Properties.
          The information required by this item is contained under the section “Business—Properties” of the Registration Statement. That section is incorporated herein by reference.
     Item 4. Security Ownership of Certain Beneficial Owners and Management.
          The information required by this item is contained under the section “Principal Shareholders” of the Registration Statement. That section is incorporated herein by reference.
     Item 5. Directors and Executive Officers.
          The information required by this item is contained under the section “Management” of the Registration Statement. That section is incorporated herein by reference.
     Item 6. Executive Compensation.
          The information required by this item is contained under the section “Management—Executive Compensation and Other Benefits” of the Registration Statement. That section is incorporated herein by reference.
     Item 7. Certain Relationships and Related Transactions.
          The information required by this item is contained under the section “Management—Certain Transactions and Business Relationships” of the Registration Statement. That section is incorporated herein by reference.
     Item 8. Legal Proceedings.
          The information required by this item is contained under the section “Business—Legal Proceedings” of the Registration Statement. That section is incorporated herein by reference.
     Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.
          The information required by this item is contained under the sections “Price Range of Our Common Stock and Dividends,” “Supervision and Regulation—Payment of Dividends,” “Description of Capital Stock,” and “Shares Available for Future Sale” of the Registration Statement. Those sections are incorporated herein by reference.

     Item 10. Recent Sales of Unregistered Securities.
          The information required by this item is contained under the section “Item 15—Recent Sales of Unregistered Securities” of the Registration Statement. That section is incorporated herein by reference.
     Item 11. Description of Registrant’s Securities to be Registered.
          The information required by this item is contained under the section “Description of Capital Stock” of the Registration Statement. That section is incorporated herein by reference.
     Item 12. Indemnification of Directors and Officers.
          The information required by this item is contained under the section “Item 14—Indemnification of Directors and Officers” of the Registration Statement. That section is incorporated herein by reference.
     Item 13. Financial Statements and Supplementary Data.
          The information required by this item is contained under the section “Index to Financial Statements” of the Registration Statement. That section is incorporated herein by reference.
     Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
          The information required by this item is contained under the section “Change in Independent Registered Public Accounting Firms” of the Registration Statement. That section is incorporated herein by reference.
     Item 15. Financial Statements and Exhibits.
          (a) Financial Statements.
          See Item 13 above.
          (b) Exhibits.
          Except for Exhibit 99.1, which is included herein, the following exhibits are incorporated by reference from the Registration Statement or, where noted, will be filed by amendment:

Exhibit
Number		Description

2.1	—	Agreement and Plan of Merger, dated as of July 30, 2003, between CB Bancorp, Inc. and Home BancShares, Inc. and Community Financial Group, Inc.

2.2	—	Agreement and Plan of Merger, dated as of December 3, 2004, between Home BancShares, Inc. and TCBancorp, Inc.

2.3	—	Agreement and Plan of Merger, dated as of January 25, 2005, between Home BancShares, Inc. and Marine Bancorp, Inc.

2.4	—	Stock Purchase Agreement, dated as of April 20, 2005, among Home BancShares, Inc. and the Shareholders of Mountain View Bancshares, Inc. and Mountain View Bancshares, Inc.

3.1	—	Restated Articles of Incorporation of Home BancShares, Inc., as amended.

3.2	—	Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.3	—	Second Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.4	—	Third Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.5	—	Restated Bylaws of Home BancShares, Inc.

Exhibit
Number		Description

4.1	—	Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.1)

4.2	—	Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.2)

4.3	—	Second Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.3)

4.4	—	Third Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.4)

4.5	—	Restated Bylaws of Home BancShares, Inc. (included in Exhibit 3.5)

4.6	—	Specimen Stock Certificate representing Home BancShares, Inc. Common Stock*

4.7	—	Indenture, dated as of September 7, 2000, between Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association)

4.8	—	Amended and Restated Declaration of Trust, dated as of September 7, 2000, by and among Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association) and Joseph Park and David Pickney, as Administrators

4.9	—	Guarantee Agreement, dated as of September 7, 2000, between Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association)

4.10	—	Indenture, dated as of March 26, 2003, between Home BancShares, Inc. and U.S. Bank National Association

4.11	—	Amended and Restated Declaration of Trust, dated as of March 26, 2003, by and among Home BancShares, Inc. and U.S. Bank National Association and John W. Allison, C. Randall Sims and Randy Mayor, as Administrators

4.12	—	Guarantee Agreement, dated as of March 26, 2003, between Home BancShares, Inc. and U.S. Bank National Association

4.13	—	Indenture, dated as of March 26, 2003, between Marine Bancorp, Inc. and U.S. Bank National Association

4.14	—	Amended and Restated Declaration of Trust, dated as of March 26, 2003, by and among Marine Bancorp, Inc. and U.S. Bank National Association and William S. Daniels and Hunter Padgett, as Administrators

4.15	—	Guarantee Agreement, dated as of March 26, 2003, between Marine Bancorp, Inc. and U.S. Bank National Association

4.16	—	Indenture, dated as of November 10, 2005, between Home BancShares, Inc. and U.S. Bank National Association

4.17	—	Amended and Restated Declaration of Trust, dated as of November 10, 2005, by and among Home BancShares, Inc. and U.S. Bank National Association and Randy Mayor and Ron Strother, as Administrators

4.18	—	Guarantee Agreement, dated as of November 10, 2005, between Home BancShares, Inc. and U.S. Bank National Association

10.1	—	2006 Stock Option and Performance Incentive Plan of Home BancShares, Inc.

10.2	—	Director and Executive Officer Compensation Summary

Exhibit
Number		Description

10.3	—	401(k) Plan of Home BancShares, Inc.

10.4	—	Retirement Plan of Bank of Cabot, as amended and restated effective January 1, 2001

10.5	—	Retirement Plan and Trust for Employees of Bank of Mountain View, as amended and restated effective September 1, 2005

10.6	—	Lease Agreement, dated as of January 2000, between First State Bank of Conway and Trinity Development Company, Inc.

10.7	—	Lease Agreement, dated as of February 1, 2001, between Twin City Bank and Lakewood Village Shopping Park

10.8	—	Lease Agreement, dated as of April 2003, between First State Bank and Allison, Adcock, Rankin, LLC

10.9	—	Lease Agreement, dated as of September 1, 2004, between First State Bank and Robert H. “Bunny” Adcock, Jr. Blind Trust Agreement dtd 6/4/03

10.10	—	Lease Extension, dated December 2, 2004, between First State Bank and Trinity Development Company, Inc.

10.11	—	Lease Agreement, dated August 31, 2005, between Home BancShares, Inc. and Allison, Adcock, Rankin, LLC

10.12	—	Promissory Note, dated as of September 1, 2005, by Home BancShares, Inc. in favor of First Tennessee Bank National Association

10.13	—	Commercial Pledge Agreement, dated as of September 1, 2005, between Home BancShares, Inc. and First Tennessee Bank National Association

10.14	—	Business Loan Agreement, dated as of September 1, 2005, between Home BancShares, Inc. and First Tennessee Bank National Association

10.15	—	Agreement and Plan of Merger, dated as of July 30, 2003, between CB Bancorp Inc. and Home BancShares, Inc. and Community Financial Group, Inc. (included in Exhibit 2.1)

10.16	—	Agreement and Plan of Merger, dated as of December 3, 2004, between Home BancShares, Inc. and TC Bancorp, Inc. (included in Exhibit 2.2)

10.17	—	Agreement and Plan of Merger, dated as of January 25, 2005, between Home BancShares, Inc. and Marine Bancorp, Inc. (included in Exhibit 2.3)

10.18	—	Stock Purchase Agreement, dated as of April 20, 2005, among Home BancShares, Inc. and the Shareholders of Mountain View Bancshares, Inc. and Mountain View Bancshares, Inc. (included in Exhibit 2.4)

16.1	—	Letter from Ernst & Young, LLP re change in certifying accountant

21	—	Subsidiaries of Home BancShares

99.1	—	Amendment No. 2 to Registration Statement on Form S-1/A

*	To be filed by subsequent amendment.

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

HOME BANCSHARES, INC.

	By:	/s/ John W. Allison

John W. Allison
Chief Executive Officer and
Chairman of the Board of Directors

Dated: May 18, 2006

EXHIBIT INDEX
          Except for Exhibit 99.1, which is included herein, the following exhibits are incorporated by reference from the Registration Statement or, where noted, will be filed by amendment:

Exhibit
Number		Description

2.1	—	Agreement and Plan of Merger, dated as of July 30, 2003, between CB Bancorp, Inc. and Home BancShares, Inc. and Community Financial Group, Inc.

2.2	—	Agreement and Plan of Merger, dated as of December 3, 2004, between Home BancShares, Inc. and TCBancorp, Inc.

2.3	—	Agreement and Plan of Merger, dated as of January 25, 2005, between Home BancShares, Inc. and Marine Bancorp, Inc.

2.4	—	Stock Purchase Agreement, dated as of April 20, 2005, among Home BancShares, Inc. and the Shareholders of Mountain View Bancshares, Inc. and Mountain View Bancshares, Inc.

3.1	—	Restated Articles of Incorporation of Home BancShares, Inc., as amended.

3.2	—	Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.3	—	Second Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.4	—	Third Amendment to the Restated Articles of Incorporation of Home BancShares, Inc.

3.5	—	Restated Bylaws of Home BancShares, Inc.

4.1	—	Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.1)

4.2	—	Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.2)

4.3	—	Second Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.3)

4.4	—	Third Amendment to the Restated Articles of Incorporation of Home BancShares, Inc. (included in Exhibit 3.4)

4.5	—	Restated Bylaws of Home BancShares, Inc. (included in Exhibit 3.5)

4.6	—	Specimen Stock Certificate representing Home BancShares, Inc. Common Stock*

4.7	—	Indenture, dated as of September 7, 2000, between Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association)

4.8	—	Amended and Restated Declaration of Trust, dated as of September 7, 2000, by and among Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association) and Joseph Park and David Pickney, as Administrators

4.9	—	Guarantee Agreement, dated as of September 7, 2000, between Community Financial Group, Inc. and U.S. Bank National Association (f/k/a State Street Bank and Trust Company of Connecticut, National Association)

4.10	—	Indenture, dated as of March 26, 2003, between Home BancShares, Inc. and U.S. Bank National Association

Exhibit
Number		Description

4.11	—	Amended and Restated Declaration of Trust, dated as of March 26, 2003, by and among Home BancShares, Inc. and U.S. Bank National Association and John W. Allison, C. Randall Sims and Randy Mayor, as Administrators

4.12	—	Guarantee Agreement, dated as of March 26, 2003, between Home BancShares, Inc. and U.S. Bank National Association

4.13	—	Indenture, dated as of March 26, 2003, between Marine Bancorp, Inc. and U.S. Bank National Association

4.14	—	Amended and Restated Declaration of Trust, dated as of March 26, 2003, by and among Marine Bancorp, Inc. and U.S. Bank National Association and William S. Daniels and Hunter Padgett, as Administrators

4.15	—	Guarantee Agreement, dated as of March 26, 2003, between Marine Bancorp, Inc. and U.S. Bank National Association

4.16	—	Indenture, dated as of November 10, 2005, between Home BancShares, Inc. and U.S. Bank National Association

4.17	—	Amended and Restated Declaration of Trust, dated as of November 10, 2005, by and among Home BancShares, Inc. and U.S. Bank National Association and Randy Mayor and Ron Strother, as Administrators

4.18	—	Guarantee Agreement, dated as of November 10, 2005, between Home BancShares, Inc. and U.S. Bank National Association

10.1	—	2006 Stock Option and Performance Incentive Plan of Home BancShares, Inc.

10.2	—	Director and Executive Officer Compensation Summary

10.3	—	401(k) Plan of Home BancShares, Inc.

10.4	—	Retirement Plan of Bank of Cabot, as amended and restated effective January 1, 2001

10.5	—	Retirement Plan and Trust for Employees of Bank of Mountain View, as amended and restated effective September 1, 2005

10.6	—	Lease Agreement, dated as of January 2000, between First State Bank of Conway and Trinity Development Company, Inc.

10.7	—	Lease Agreement, dated as of February 1, 2001, between Twin City Bank and Lakewood Village Shopping Park

10.8	—	Lease Agreement, dated as of April 2003, between First State Bank and Allison, Adcock, Rankin, LLC

10.9	—	Lease Agreement, dated as of September 1, 2004, between First State Bank and Robert H. “Bunny” Adcock, Jr. Blind Trust Agreement dtd 6/4/03

10.10	—	Lease Extension, dated December 2, 2004, between First State Bank and Trinity Development Company, Inc.

10.11	—	Lease Agreement, dated August 31, 2005, between Home BancShares, Inc. and Allison, Adcock, Rankin, LLC

10.12	—	Promissory Note, dated as of September 1, 2005, by Home BancShares, Inc. in favor of First Tennessee Bank National Association

Exhibit
Number		Description

10.13	—	Commercial Pledge Agreement, dated as of September 1, 2005, between Home BancShares, Inc. and First Tennessee Bank National Association

10.14	—	Business Loan Agreement, dated as of September 1, 2005, between Home BancShares, Inc. and First Tennessee Bank National Association

10.15	—	Agreement and Plan of Merger, dated as of July 30, 2003, between CB Bancorp Inc. and Home BancShares, Inc. and Community Financial Group, Inc. (included in Exhibit 2.1)

10.16	—	Agreement and Plan of Merger, dated as of December 3, 2004, between Home BancShares, Inc. and TC Bancorp, Inc. (included in Exhibit 2.2)

10.17	—	Agreement and Plan of Merger, dated as of January 25, 2005, between Home BancShares, Inc. and Marine Bancorp, Inc. (included in Exhibit 2.3)

10.18	—	Stock Purchase Agreement, dated as of April 20, 2005, among Home BancShares, Inc. and the Shareholders of Mountain View Bancshares, Inc. and Mountain View Bancshares, Inc. (included in Exhibit 2.4)

16.1	—	Letter from Ernst & Young, LLP re change in certifying accountant

21	—	Subsidiaries of Home BancShares

99.1	—	Amendment No. 2 to Registration Statement on Form S-1/A

*	To be filed by subsequent amendment.